UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 17, 2021

Ribbit LEAP, Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39507	98-1549449
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

364 University Ave. Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

(650) 485-3758

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share and one-fifth of one redeemable warrant	LEAP.U	The New York Stock Exchange

Class A Ordinary Shares, par value $0.0001 per share	LEAP	The New York Stock Exchange

Warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	LEAP.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 12, 2021, the Securities and Exchange Commission (the “SEC”) released a public statement (the “SEC Staff Statement”) informing market participants that warrants issued by special purpose acquisition companies (“SPACs”) may require classification as a liability of the entity measured at fair value, with changes in fair value each period reported in earnings. Ribbit LEAP, Ltd. (the “Company”) has previously classified its public warrants (the “warrants”) as equity. For a full description of the Company’s warrants, please refer to the Company’s final prospectus filed in connection with its initial public offering (“IPO”) on September 15, 2020 (“Final Prospectus”).

As a result of the SEC Staff Statement and in light of evolving views as to certain provisions commonly included in warrants issued by SPACs, we re-evaluated our accounting for our public warrants issued in connection with our initial public offering (the “Class A Public Warrants”), the forward purchase agreement entered into with an affiliate of our sponsor (the “Forward Purchase Securities”), and the Class L ordinary shares issued to our sponsor. Since our IPO, we have accounted for our Class A Public Warrants, Forward Purchase Securities and Class L ordinary shares as equity within our balance sheet. After discussion and evaluation, including with our registered public accounting firm and our audit committee, and taking into consideration the SEC Staff Statement, we have concluded that our Class A Public Warrants, Forward Purchase Securities and Class L ordinary shares should be presented as liabilities with subsequent fair value remeasurement through earnings. As a result of the foregoing, on May 17, 2021, Management of the Company and the Audit Committee of the Board of Directors of the Company determined that the Company’s previous audited balance sheet related to its IPO on September 15, 2020 filed on Form 8-K with the SEC on September 18, 2020, its quarterly unaudited financial statements for the period from July 7, 2020 (inception) through September 30, 2020 filed on Form 10-Q with the SEC on November 9, 2020, and its audited financial statements for the period from July 7, 2020 (inception) through December 31, 2020 filed on the Company’s Annual Report on Form 10-K on March 31, 2021 (the “Affected Periods”) should no longer be relied upon due to changes required for alignment with the SEC’s Public Statement. The Public Statement indicated that when one or more of such features is included in a warrant, the warrant “should be classified as a liability measured at fair value, with changes in fair value each period reported in earnings.” Following consideration of the guidance in the SEC Staff Statement, while the terms and quantum of our Class A Public Warrants, Forward Purchase Securities and Class L ordinary shares as described in the Final Prospectus have not changed, the Company concluded our Class A Public Warrants, Forward Purchase Securities and Class L ordinary shares do not meet the conditions to be classified in equity and instead, our Class A Public Warrants, Forward Purchase Securities and Class L ordinary shares meet the definition of a derivative under ASC 815, under which the Company should record our Class A Public Warrants, Forward Purchase Securities and Class L ordinary shares as liabilities on the Company’s balance sheet. The Company has discussed this approach with its independent registered public accounting firm, Frank, Rimerman + Co, LLP, and intends to file an amendment to its Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 31, 2021 (the “Amended 10-K”) reflecting this reclassification of our Class A Public Warrants, Forward Purchase Securities and Class L ordinary shares for the Affected Periods. The adjustments to the financial statement items for the Affected Periods will be set forth through expanded disclosure in the financial statements included in the Amended 10-K, including further describing the restatement and its impact on previously reported amounts.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2021	RIBBIT LEAP, LTD.

	By:	/s/ Cindy McAdam
	Name:	Cindy McAdam
	Title:	Chief Operating Officer